Exhibit 10.11

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is entered into as of August 16, 2016 (the “Effective Date”) by and between Arcutis, Inc. (“Company”), a Delaware corporation with a principal place of business at 70 Willow Road, Suite 200, Menlo Park CA 94025, and Bhaskar Chaudhuri, PhD, (“Consultant”), a California resident with a principal address at                                              . The Company desires to retain Consultant as an independent contractor to perform consulting services for the Company and Consultant is willing to perform such services, on the terms described below. In consideration of the mutual promises contained herein, the parties agree as follows:

1.    Services and Compensation; Consultant agrees to perform for the Company the services described in Exhibit A (the “Services”), herein incorporated by reference, and the Company agrees to pay Consultant the compensation described in Exhibit A for Consultant’s performance of the Services.

A.    Travel Expenses. Company shall reimburse Consultant for any and all reasonable travel-related expenses incurred by Consultant in connection with Consultant’s performance of the Services set forth herein, provided, however, that all such expenses must be preapproved by Company. Reimbursable travel expenses shall include automobile rental and other transportation expenses, hotel expenses and meals. All requests for reimbursement for travel-related expenses must be accompanied by documentation in form and detail sufficient to meet the requirements of the Internal Revenue Service with respect to recognition of business-related travel expenses for federal corporate tax purposes.

2.    Confidentiality.

A.    Definition. “Confidential Information” means any non-public information that relates to the actual or anticipated business or research and development of the Company, technical data, trade secrets or know-how, including, but not limited to, research, clinical data, product plans or other information regarding the Company’s research and development, products or services and markets therefore, customer lists and customers, developments, inventions, processes, formulas, compounds, technology, designs, marketing, finances or other business information. Confidential Information does not include information that (i) is known to Consultant at the time of disclosure to Consultant by the Company as evidenced by written records of Consultant, (ii) has become publicly known and made generally available through no wrongful act of Consultant, or (iii) has been rightfully received by Consultant from a third party who is authorized to make such disclosure. Notwithstanding the foregoing, all Confidential Information developed by or for Consultant and assigned to Company in connection with this Agreement shall be deemed Confidential Information of the Company and exception (i) above will not be applicable thereto.

B.    Nonuse and Nondisclosure. Consultant will not, during or subsequent to the term of this Agreement, (i) use the Confidential Information for any purpose whatsoever other than the performance of the Services on behalf of the Company or (ii) disclose the Confidential Information to any third party. Consultant agrees that all Confidential Information will remain the sole property

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of the Company. Consultant also agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of such Confidential Information, including, but not limited to, having each of Consultant’s employees, agents and contractors, if any, with access to any Confidential Information, execute (prior to gaining access) an agreement requiring such employee, agent or contractor, as the case may be, to comply with and be bound by Consultant’s obligations set forth in Sections 2, 3, 4 and 10 of this Agreement (Consultant will provide the Company with a copy of each such agreement).

C.    Former Client Confidential Information. Consultant agrees that Consultant will not, during the term of this Agreement, improperly use or disclose any proprietary information or trade secrets of any former or current employer of Consultant or other person or entity with which Consultant has an agreement or duty to keep in confidence information acquired by Consultant, if any. Consultant also agrees that Consultant will not bring onto the Company’s premises any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

D.    Third Party Confidential Information. Consultant recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that, during the term of this Agreement and thereafter, Consultant owes the Company and such third parties a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out the Services for the Company consistent with the Company’s agreement with such third party.

Consultant acknowledges that Company is actively seeking technology from third parties, and contemplates that Consultant’s services will be requested with respect to third party information. From time to time, Company may request that Consultant execute additional confidentiality provisions or agreements required by these third parties. Consultant shall not unreasonably refuse to execute such additional confidentiality provisions.

E.    Return of Materials. Upon the termination of this Agreement, or upon Company’s earlier request, Consultant will deliver to the Company all of the Company’s property and any Confidential Information that Consultant may have in Consultant’s possession or control (including without limitation any such property or Confidential Information in the possession or control of any of Consultant’s employees, agents or consultants). In the event any of Consultant’s employees, agents or contractors are terminated, Consultant will recover any Company property or Confidential Information in the possession or control of such individual or entity.

3.    Ownership.

A.    Assignment. Consultant agrees that all intellectual and physical concepts, reports, plans, ideas, writings, sketches, layouts, copy, promotions, videos, commercials, films, photographs, illustrations, presentations, recordings, software, literary and artistic works, artwork, campaigns, material, notes, records, drawings, designs, inventions, improvements, developments, discoveries, compositions, and trade secrets, processes, methods and/or techniques conceived, discovered, developed or reduced to practice by Consultant, solely or in collaboration with others,

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during the term of this Agreement that relate in any manner to the business of the Company that Consultant may be directed to undertake, prepare, investigate or experiment with or that Consultant may become associated with in work, investigation or experimentation in the Company’s line of business in the course of performing the Services hereunder (collectively, “Inventions”), are the sole property of the Company. Consultant also agrees to assign (or cause to be assigned) and hereby assigns fully to the Company all Inventions and any copyrights, patents, or other intellectual property rights relating to all Inventions.

B.    Works Made-For-Hire. Consultant agrees that all Inventions created under this Agreement shall be deemed “works made-for-hire” for all purposes, including for the purposes of interpretation under Section 101 of the Copyright Act, 17 U.S.C. Section 101 (or any successor thereto), that Company is deemed the author or creator of the Inventions, and that, as between Consultant and Company, Company is the exclusive owner of all right, title and interest, including all copyrights, trademark rights, and any and all other intellectual property rights, in and to the Inventions. If, for any reason, any of the Inventions are not found to have been created as works made-for-hire, Consultant hereby assigns and/or agrees to assign all its right, title and interest in and to the Inventions, including the copyrights of said Inventions to Company. Notwithstanding the foregoing, Company acknowledges that from time to time, with its prior knowledge and consent, Consultant may acquire a license or other limited right to use certain intellectual property (i.e., photography, art, music) and not the full ownership thereof; and, in such event, same shall not be a work for hire.

C.    Representations and Warranties. Consultant represents and warrants that all Inventions are original or that it has obtained all rights necessary for its unrestricted use of Inventions by Client, in any manner and over any period of time, including without limitation, rights related to copyright, trademark, right of publicity and privacy and trade secret, subject to Section 3B and excepting such limitations or restrictions as Consultant shall fully disclose in writing to Company before the work is created. Consultant agrees to secure for Company all third party consents, releases and contracts necessary to evidence Company’s rights in any Inventions provided by Consultant under this Agreement.

D.    Further Assurances. Consultant agrees to assist Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in Inventions and any copyrights, patents, or other intellectual property rights relating to all Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect to all Inventions, the execution of all applications, specifications, oaths, assignments and all other instruments that the Company may deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive right, title and interest in and to all Inventions, and any copyrights, patents, or other intellectual property rights relating to all Inventions. In the event Consultant fails to execute any necessary documents when requested by Company, Company is hereby irrevocably granted such power of attorney to execute assignment and other necessary documents on Consultant’s behalf to perfect Company’s ownership in the Inventions. Consultant also agrees that Consultant’s obligation to execute or cause to be executed any such instrument or papers will continue after the termination of this Agreement. It is understood and agreed that the Company, or its designee, shall have the sole right, but not the obligation, to file, prosecute and maintain patent applications and patents worldwide with respect to Inventions.

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(i)    No Company obligation to protect or commercialize Consultant information. Consultant agrees that Company is not obligated to commercialize any subject matter, including any information generated by Consultant and set forth in any intellectual property pursuant to this agreement. Consultant acknowledges that the Company, may or may not, in its sole discretion, take steps to protect intellectual property encompassing any information generated by Consultant, and is in no way obligated to commercialize such inventions or intellectual property.

(ii)    Consultant Cooperation with Judicial or Regulatory Authorities. To the extent that Consultant, or anyone under Consultant’s control, generates any information which Company, in its sole discretion, deems appropriate to submit to any judicial or regulatory authority, including the US Food and Drug Administration, the US Securities and Exchange Administration, or any other authority in any other jurisdiction, Consultant acknowledges that Company owns such information ab initio, and Consultant agrees to use best efforts to assist Company in all dealings with such judicial or regulatory authority. If Consultant receives a subpoena or other judicial or administrative demand for information, Consultant agrees to immediately, within 24 hours of receipt, notify Company, and cooperate fully with Company in responding to such demand for information prior to disclosing such information, which may include Confidential Information, to the demanding authority.

(iii)    Consultant Compliance with Disclosure Requirements. Consultant also agrees to obey all disclosure requirements of any regulatory authority, including requirements that scientific or clinical investigators disclose all direct or indirect financial or other compensation received on behalf of Company or any third party in connection with the regulatory information.

(iv)    Care of Property. Consultant shall take all reasonable precautions to safeguard any and all Company property in Consultant’s custody or control and shall be responsible for any and all loss, damage, destruction or unauthorized use by others of Company’s property.

E.    Pre-Existing Materials. Consultant agrees that if, in the course of performing the Services, Consultant incorporates into any Invention developed under this Agreement any invention, improvement, development, concept, discovery or other proprietary information owned by Consultant or in which Consultant has an interest, (i) Consultant will inform Company, in writing before incorporating any such invention, improvement, development, concept, discovery or other proprietary information into any Invention, and (ii) the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, worldwide license to make, have made, modify, reproduce, display, use and sell such item as part of or in connection with such Invention but solely in the manner as is utilized in the Services. Notwithstanding the foregoing, Company may assign the above referenced worldwide license to a successor to all or substantially all of its business or assets whether by sale, merger, operation of law or otherwise if the assignee or transferee has agreed to be bound by the terms and conditions of this Agreement. Consultant will not incorporate any invention, improvement, development, concept, discovery or other proprietary information owned by any third party into any Invention without Company’s prior written permission.

Consulting Services Agreement

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F.    Attorney-in-Fact. Consultant agrees that, if the Company is unable because of Consultant’s unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Consultant’s signature for the purpose of applying for or pursuing any application for any United States or foreign patents or copyright registrations covering the Inventions assigned to the Company in Section 3.A, then Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant’s agent and attorney-in-fact, to act for and on Consultant’s behalf to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright or other legal documents required by any judicial or regulatory authority, with the same legal force and effect as if executed by Consultant.

4.    Conflicting Obligations.

Consultant certifies that Consultant has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement or that would preclude Consultant from rendering the Services, and otherwise complying with the provisions of this Agreement. Consultant will not enter into any such conflicting agreement during the term of this Agreement.

5.    Term and Termination.

A.    Term. The term of this Agreement will begin on the Effective Date of this Agreement and will continue until termination as provided in Section 5.B. The term of this Agreement may be extended through the written, mutual agreement of the parties.

B.    Termination. Either the Company or Consultant may terminate this Agreement for any reason or no reason upon giving Consultant thirty (30) days’ prior written notice of such termination pursuant to Section 9.E of this Agreement. In addition, either Company or Consultant may terminate this Agreement upon ten (10) days prior written notice if the other party is in breach of any material provision of this Agreement, and such breach is not cured during such ten (10) day period.

C.    Survival. Upon such termination, all rights and duties of the Company and Consultant toward each other will cease except:

(i)    The Company will pay, within 30 days after the effective date of termination, all amounts owing to Consultant for Services completed by the Company prior to the termination date and related expenses, if any, submitted in accordance with the Company’s standard policies;

(ii)     Consultant may be eligible for acceleration in vesting of equity, as provided on Exhibit A; and

(iii)     Section 2 (Confidentiality), Section 3 (Ownership), Section 4 (Conflicting Obligations), Section 6 (Independent Contractor; Benefits), Section 8 (Arbitration and Equitable Relief) and Section 9 (Miscellaneous) will survive termination of this Agreement. Consultant acknowledges continuing obligations toward third party regulatory and judicial authorities, in conjunction with Company, and disclosure obligations, as set forth under section 3(B)(ii) and (iii) above.

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6.    Independent Contractor; Benefits.

A.    Independent Contractor. It is the express intention of the Company and Consultant that Consultant perform the Services as an independent contractor to the Company. Nothing in this Agreement will in any way be construed to constitute Consultant as an agent, employee or representative of the Company. Without limiting the generality of the foregoing, Consultant is not authorized to bind the Company to any liability or obligation or to represent that Consultant has any such authority. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement. Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes on such income.

B.    Benefits. The Company and Consultant agree that Consultant will receive no Company-sponsored benefits from the Company. If Consultant is reclassified by a state or federal agency or court as Company’s employee, Consultant will become a reclassified employee and will receive no benefits from the Company, except those mandated by state or federal law, even if by the terms of the Company’s benefit plans or programs of the Company in effect at the time of such reclassification, Consultant would otherwise be eligible for such benefits.

7.    Omitted

8.    Arbitration and Equitable Relief.

A.    Arbitration. Consultant agrees that any and all controversies, claims or disputes with anyone (including the Company and any employee, officer, director, shareholder or benefit plan of the Company, in its capacity as such or otherwise) arising out of, relating to or resulting from Consultant’s performance of the Services under this Agreement or the termination of this Agreement, including any breach of this Agreement, shall be subject to binding arbitration under the Arbitration Rules set forth in California Code of Civil Procedure Section 1280 through 1294.2, including Section 1283.05 (the “Rules”) and pursuant to California law. CONSULTANT AGREES TO ARBITRATE, AND THEREBY AGREES TO WAIVE ANY RIGHT TO A TRIAL BY JURY WITH RESPECT TO, ALL DISPUTES ARISING FROM OR RELATED TO THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO: ANY STATUTORY CLAIMS UNDER STATE OR FEDERAL LAW, CLAIMS UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE OLDER WORKERS BENEFIT PROTECTION ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, THE CALIFORNIA LABOR CODE, CLAIMS OF HARASSMENT, DISCRIMINATION OR WRONGFUL TERMINATION AND ANY STATUTORY CLAIMS. Consultant understands that this Agreement to arbitrate also applies to any disputes that the Company may have with Consultant.

B.    Procedure. Consultant agrees that any arbitration will be administered by the American Arbitration Association (“AAA”), and that a neutral arbitrator will be selected in a manner consistent with its National Rules for the Resolution of Employment Disputes. Consultant agrees that the arbitrator will have the power to decide any motions brought by any party to the arbitration, including discovery motions, motions for summary judgment and/or adjudication and motions to dismiss and demurrers, prior to any arbitration hearing. Consultant agrees that the arbitrator will issue a written decision on the merits. Consultant also agrees that the arbitrator will

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have the power to award any remedies, including attorneys’ fees and costs, available under applicable law. Consultant understands that the Company will pay for any administrative or hearing fees charged by the arbitrator or AAA, except that Consultant shall pay the first $200.00 of any filing fees associated with any arbitration Consultant initiates. Consultant agrees that the arbitrator will administer and conduct any arbitration in a manner consistent with the Rules and that, to the extent that the AAA’s National Rules for the Resolution of Employment Disputes conflict with the Rules, the Rules will take precedence.

C.    Remedy. Except as provided by the Rules, arbitration will be the sole, exclusive and final remedy for any dispute between the Company and Consultant. Accordingly, except as provided for by the Rules, neither the Company nor Consultant will be permitted to pursue court action regarding claims that are subject to arbitration. Notwithstanding the foregoing, the arbitrator will not have the authority to disregard or refuse to enforce any lawful Company policy, and the arbitrator shall not order or require the Company to adopt a policy not otherwise required by law which the Company has not adopted.

D.    Availability of Injunctive Relief. In addition to the right under the Rules to petition the court for provisional relief, Consultant agrees that any party may also petition the court for injunctive relief where either party alleges or claims a violation of Sections 2 (Confidentiality), 3 (Ownership) or 4 (Conflicting Obligations) of this Agreement or any other agreement regarding trade secrets, confidential information, nonsolicitation or Labor Code §2870. In the event either the Company or Consultant seeks injunctive relief, the prevailing party will be entitled to recover reasonable costs and attorneys’ fees.

E.    Administrative Relief. Consultant understands that this Agreement does not prohibit Consultant from pursuing an administrative claim with a local, state or federal administrative body such as the Department of Fair Employment and Housing, the Equal Employment Opportunity Commission or the workers’ compensation board. This Agreement does, however, preclude Consultant from pursuing court action regarding any such claim.

F.    Voluntary Nature of Agreement. Consultant acknowledges and agrees that Consultant is executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else. Consultant further acknowledges and agrees that Consultant has carefully read this Agreement and has asked any questions needed to understand the terms, consequences and binding effect of this Agreement and fully understand it, including that Consultant is waiving its right to a jury trial. Finally, Consultant agrees that Consultant has been provided an opportunity to seek the advice of an attorney of its choice before signing this Agreement.

9.    Miscellaneous.

A.    Governing Law. This Agreement will be governed by, and construed and interpreted under, the laws of the State of Delaware without regard to Delaware’s conflicts of law principles.

B.    Assignability. Consultant may not sell, assign, sub-contract or otherwise delegate any rights or obligations under this Agreement. Company may, without limitation, assign any or

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all of its rights and interests hereunder to a successor to all or substantially all of its business or assets whether by sale, merger, operation of law or otherwise if the assignee or transferee has agreed to be bound by the terms and conditions of this Agreement.

C.    Entire Agreement; Amendment and Waiver. This Agreement and the Exhibits hereto constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior written and oral agreements between the parties regarding the subject matter of this Agreement. This Agreement may not be altered, amended or modified in any manner except by a writing signed by both parties. Waiver of any term or provision of this Agreement shall not be effective unless signed by the party to the bound, and shall not constitute a waiver as to any subsequent breach or failure of the same term of provision of this Agreement.

D.    Headings. Headings are used in this Agreement for reference only and will not be considered when interpreting this Agreement.

E.    Notices. Any notice or other communication required or permitted by this Agreement to be given to a party will be in writing and will be deemed given if delivered personally or by commercial messenger or courier service, or mailed by U.S. registered or certified mail (return receipt requested), or sent via facsimile (with receipt of confirmation of complete transmission) to the party at the party’s address or facsimile number written below or at such other address or facsimile number as the party may have previously specified by like notice. If by mail, delivery will be deemed effective 3 business days after mailing in accordance with this Section 9.E.

(1)	If to the Company, to:

70 Willow Road
Suite 200
Menlo Park, CA 94025
ATTN: Frank Watanabe
Telephone: 1-650-325-5156
Facsimile: 1-650-325-5157

(2)	If to Consultant, to:

Bhaskar Chaudhuri, PhD

F.    Severability. If any provision of this Agreement is found to be illegal or unenforceable, the other provisions will remain effective and enforceable to the greatest extent permitted by law, provided the effect thereof does not materially change the economic benefit of this Agreement to either the Company or Consultant.

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G.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Execution of this Agreement or any Exhibit incorporated herein by email in “portable document format” (“.pdf”) shall be binding to the same extent as physical delivery of the paper document bearing original signature.

IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement as of the date first written above.

Bhaskar Chaudhuri, PhD	Arcutis, Inc.

By: /s/ Bhaskar Chaudhuri	By: /s/ Frank Watanabe

Name: Bhaskar Chaudhuri	Name: Frank Watanabe

Title: President

Consulting Services Agreement

Bhaskar Chaudhuri

EXHIBIT A

Services:

Consultant will provide services as Chair of the Company’s Board of Directors, and in such role (i) will lead interactions with external investors on behalf of the Company and (ii) provide direction to the CEO or President of the Company, provide strategic guidance to the Company, guide business development activities of the Company, and any other supervisory or leadership responsibilities roles established by the Board of Directors. The Services are expected, on average, to require an average of ten (10) working days per month, although Consultant and the Company understand that the time required from Consultant in any given month may vary from this average.

Compensation:

In partial consideration of Consultant’s services, following the initial closing of the Company’s Series A preferred stock financing, the Company will pay Consultant a base consulting fee of $16,666 per month (equivalent to $200,000 per year), which will be paid on a bi-weekly or monthly basis as agreed by Consultant and the Company. Consultant may also from time to time be entitled to additional compensation for the Services and/or additional services performed by Consultant, as mutually agreed in writing between Consultant and the Company and approved by the Company’s Board of Directors.

Furthermore, for the term of the Agreement, Consultant will be considered “employed by the Company” for the purposes of any vesting of stock, stock options or other equity incentive compensation that requires that Consultant be “employed by the Company,” including without limitation that certain Stock Purchase Agreement between the Company and Consultant dated August 16, 2016 (the “Initial Stock Purchase Agreement”).

Vesting Acceleration:

In addition, with regard to any additional stock option grant, restricted stock unit, restricted stock award and other equity award, beyond the Initial Stock Purchase Agreement, that may be granted to Consultant, if, during a Change of Control Period, Consultant’s services to the Company under this Agreement are terminated by the Company other than for Cause, or are terminated by Consultant for Good Reason, then the vesting and, if applicable, exercisability of each such stock option, restricted stock unit, restricted stock award and other equity award held by Consultant will accelerate fully, effective as of the date of termination.

For purposes of the foregoing, the following definitions apply:

(a)    “Cause” will mean: (i) Consultant engaging in any material act of dishonesty, fraud or misrepresentation with respect to the Company; (ii) Consultant’s violation of any federal or state law or regulation applicable to the business of the Company or its affiliates, unless such act was reliant on the advice of counsel; or (iii) Consultant’s material breach of any confidentiality agreement or invention assignment agreement between Consultant and the Company (or any affiliate of the Company).

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(b)    “Change of Control” will mean the occurrence of any of the following events:

(i)    Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company’s then outstanding voting securities; or

(ii)    The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iii)    The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

Notwithstanding the foregoing provisions of this definition, a transaction will not be deemed a Change of Control unless the transaction qualifies as a “change in control event” within the meaning of Section 409A.

(c)    “Change of Control Period” will mean the period of time commencing one month prior to a Change of Control and ending eighteen (18) months after the Change of Control.

(d)    “Good Reason” will mean Consultant’s termination of this Agreement within ninety (90) days following the expiration of any cure period (as discussed below) following the occurrence of one or more of the following, without Consultant’s express consent: (i) a material diminution of Consultant’s then-current base consulting fee; (ii) a material diminution in Consultant’s authority, duties or responsibilities; or (iii) a material negative change in geographic location at which Consultant must perform services when present at the Company’s offices (that is, Consultant’s relocation to a location more than fifty (50) miles from Consultant’s then present location, which relocation materially increases Consultant’s commuting distance to the Company’s offices). Consultant may not resign for Good Reason without first providing the Company with written notice within ninety (90) days of the first occurrence of the event that Consultant believes constitutes “Good Reason” specifically identifying the acts or omissions constituting the grounds for Good Reason and a cure period of thirty (30) days during which the event is not cured.

Consulting Services Agreement

Bhaskar Chaudhuri